EXHIBIT 10.3

Consultancy Services Agreement.

Falcon Capital Partners Limited

  June 7,  2019

Registered Office: Room 501, The Lucky Building, 39 Wellington Street, Central, Hong Kong

Weyland Tech

85 Broad Steet, 16th Floor

New York, NY 1004

U.S.A.

Mr. Suen

We refer to our recent discussions in which the Weyland Tech (the “Company”) has engaged us, Falcon Capital Partners Limited, a company incorporated under the laws of Hong Kong, to provide services as a Consultant with respect to attract investors for a private placement of shares in the Company.

1.

Definitions

“Closing” means the date on which a Transaction is completed. If funding is received and accepted by you in more than one tranche, there may be multiple Closings.

“Letter” means this letter and any appendices and schedules attached.

“Relevant Person” means subsidiaries, affiliates, directors, officers, employees, consultants, agents of subsidiaries and affiliates and agents of successors and assigns of Falcon Capital Partners Limited

“Selling Memorandum” means the note purchase agreement and all schedules thereto.

2.

Consultancy Duties

We will provide you with the following services with respect to assisting the Company in its endeavour to attract capital for a private placement of shares in the Company (the “Transaction”):

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Familiarising to the extent we deem it appropriate and feasible with Company’s business, management, operations, finances and prospects;

Registered Office: Room 501, The Lucky Building, 39 Wellington Street, Central, Hong Kong

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Assessing the strengths, weaknesses and opportunities available to the Company which may include an examination of the demand of the market for your goods and services;

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Undertaking an evaluation of the management of the Company;

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Preparing budget projections and developing financial models with you of the Company;

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Identifying and evaluating with the Company candidates for a potential Transaction;

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Assisting Company in preparing a Selling Memorandum describing the Company and its business for distribution to potential investors to a Transaction, which may involve the preparation of specific additional documents individually tailored for each potential party to a Transaction;

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Developing strategies with you to inform and educate potential candidates for parties to a Transaction;

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If the Company believes such a Transaction to be desirable, in developing and implementing a general strategy for accomplishing a Transaction or, if more than one, a series of Transactions;

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Advising and assisting the Company senior management in making presentations to potential parties to Transactions;

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Advising and assisting the Company in the course of the negotiation of a Transaction, and in the drafting of suitable sale and purchase agreements, in each case if appropriate; and

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Assisting the Company, where appropriate, after the completion of a Transaction (or Transactions), in your ongoing relationship with and obligations to investors and/or any other relevant parties to the Transaction(s), including (without limit) assisting Company in meeting the conditions and objectives agreed pursuant to the Transaction(s).

Registered Office: Room 501, The Lucky Building, 39 Wellington Street, Central, Hong Kong

We will not be required to provide services other than those referred to above, and in particular, we will not be responsible for providing or arranging loan facilities or underwriting services.

3.

Appointment as Consultant Only

For the sake of clarity, our appointment is one of Consultant and we are not an agent of this company, except as may be specifically granted by way of Power of Attorney in our favour from time to time.  Accordingly, by accepting the appointment as Consultant we undertake that we will not hold our self out as an agent of the company to any third party in connection with any transaction or undertaking whatsoever, except where the Company has expressly authorised us to act as such.

4.

Confidentiality

All material non-public information concerning you or your business which is given to us by or on your behalf will be used solely in the course of the performance of our services hereunder and will be treated confidentially by us so long as it remains non-public. The obligations under this paragraph shall terminate on the second anniversary of the date of the termination of our engagement under this agreement.

5.

Fees

You will pay us for our services equal to the following amounts, calculated solely with respect to the cash proceeds of Transactions for which we have provided the consultancy services as mentioned in Article 2:

5.1

Cash Fee of $750,000.

5.2

2,137,284 common stock warrants (“Warrants”’), exercisable at $0.30 per share, which shall vest immediately and expire after five (5) years from the date of this Agreement.

Registered Office: Room 501, The Lucky Building, 39 Wellington Street, Central, Hong Kong

5.3

1,000,000 restricted common stock shares of the Company (“Restricted Shares”).

5.4

The Warrants and Restricted Shares  will not be registered under the Securities Act of 1933, as amended. The Warrants will have requisite “piggy-back” registration rights. We represent and acknowledge that we have read and understand the Selling Memorandum, and that we are acquiring the Warrants and Restricted Shares as investment for our own account, and not for the purpose of a distribution. We also acknowledge that certificates representing the Warrants and Restricted Sharesns will bear a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES   LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

6.

Offering Terms

The Offering will commence June 8, 2019 and will finish August 1, 2019

There will be multiple closings.

$3,000,000 / 20,000,000 shares at $0.15 with the option to go to $5,000,000 / 33,333,333 shares

25% warrant coverage on the first $1,000,000 … two year cash warrant exercisable at $0.30

Registered Office: Room 501, The Lucky Building, 39 Wellington Street, Central, Hong Kong

7.

Termination of this Agreement

This Agreement may be terminated by either party at any time with or without cause by written notice given by one party to the other. We will remain entitled to any fee for an approved transaction above up until 12 months after termination of this Agreement, after which term we will not be entitled to any compensation, payment or other remuneration on basis of this Agreement.

8.

Publicity

In the event of the Closing of any Transaction we shall have the right at our own expense to disclose our participation in such Transaction, subject to your consent with respect to both the content and timing of that disclosure.

9.

Indemnity

You agree to indemnify and hold harmless each and every Relevant Person to the full extent lawful against any and all claims, losses, damages, liabilities, costs and expenses as incurred (including all reasonable fees and expenses of counsel and all reasonable travel and other out of pocket expenses incurred) in connection with the investigation of, preparation for, and defence of any pending or threatened claim or any litigation or other proceedings arising therefrom, whether or not litigation is filed and whether or not any Relevant Person is made a party, arising out of or related to any actual or proposed Transaction or our engagement hereunder; provided there shall be excluded from such indemnification any claims, losses, damages, liabilities, costs or expenses that arise primarily out of or are based primarily upon any action or failure to act by us (other than an action or failure to act undertaken at your request or with your express written consent) that is found in a final judicial determination (or a settlement equivalent thereto) to constitute our bad faith, wilful misconduct or gross negligence.

Registered Office: Room 501, The Lucky Building, 39 Wellington Street, Central, Hong Kong

You will not without prior written consent settle any litigation relating to our engagement hereunder unless such settlement includes an express, complete and unconditional release of each Relevant Person with respect to all claims asserted in such litigation or relating to our engagement hereunder, such release to be set forth in any instrument signed by all the parties to such settlement.

10.

Our duties

You agree and understand that we have been engaged by you and you alone and our engagement is not to be deemed to be on behalf of and nor is it intended to confer rights upon any other person including any shareholder, partner or other owner of you or any person not a party to the agreement set out in this letter as against us or any Relevant Person. Unless otherwise expressly agreed, no one other than you is authorised to rely on your engagement of us in any statements, advice, opinions or conduct by us and you will not disclose such statements, advice, opinions or conduct to others (except your professional advisers as required by law). Our role herein is that of an independent consultant, nothing herein is intended to create or shall be construed as creating any fiduciary relationship between us or any partnership between us.

11.

Disclosure

We have no obligation to disclose any information to you. You shall have no entitlement to share or participate in any revenues we derive from any engagement we may under take.

12.

Miscellaneous

Nothing in this letter is intended to confer any benefit on any third party (whether referred to herein by name, class, description, or otherwise) or any right to enforce the terms contained in this letter.

Registered Office: Room 501, The Lucky Building, 39 Wellington Street, Central, Hong Kong

We trust that you will find the above terms acceptable and look forward to receiving confirmation of your acceptance of the same by signing the statement at the bottom of this letter and returning the same to us as soon as possible.

13.

Jurisdiction

This letter and the agreement constituted by our acceptance hereof shall be governed by English Law and you hereby agree to submit to the jurisdiction of the English Courts.

14.

Acceptance

Please confirm your acceptance of our engagement on the terms set out in this letter by signing, dating and returning the attached copy. The top copy is for you to keep for your records.

Yours sincerely,

……………………………….…………….……                   Date: …………………………………………………

For and on behalf of

Falcon Capital Partners Limited

We hereby confirm your engagement on and accept the terms and conditions as set out above.

………………………………………….……….                   Date: .....................................................

Weyland Tech

By: Brent T. Suen

Its: Chief Executive Officer

Registered Office: Room 501, The Lucky Building, 39 Wellington Street, Central, Hong Kong